SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the
Commission Only (as permitted by
☑	Definitive Proxy Statement		Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to
Rule 14a-11(c) or Rule 14a-12

KOMAG, INCORPORATED

(Name of Registrant as Specified in Its Charter)

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NOTICE OF
2005 ANNUAL MEETING
OF STOCKHOLDERS
AND
PROXY STATEMENT

Beneficial owners of stock held by banks, brokers or investments plans in “street name” will need proof of ownership to be admitted to the meeting.
A recent brokerage statement or letter from your broker are examples of proof of ownership.

KOMAG, INCORPORATED
1710 Automation Parkway
San Jose, California 95131
NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 11, 2005
       We invite you to attend the 2005 Annual Meeting of Stockholders. The Annual Meeting will be held at our headquarters, 1710 Automation Parkway, San Jose, California 95131 on Wednesday, May 11, 2005, at 10:00 a.m. At the Annual Meeting, we will:

1) elect three Class III directors for a term of three years and until their successors are duly elected and qualified;

2) amend and restate our Amended and Restated 2002 Qualified Stock Plan, as amended (the “Plan”), to (i) provide that the 317,054 unissued shares of our common stock previously reserved for issuance under our 2002 Employee Stock Purchase Plan (the “2002 ESPP”) be transferred and become available for issuance under the Plan in connection with the termination of the 2002 ESPP, resulting in a total of 4,242,054 shares of our common stock reserved for issuance under the Plan, (ii) eliminate the current 40% limitation on the number of awards under the Plan that may be granted with an exercise or purchase price that is less than fair market value, (iii) eliminate certain vesting restrictions, and (iv) make certain other changes;

3) ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending January 1, 2006; and

4) transact such other business as may properly come before the meeting or any adjournment of the meeting.
      These items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned Komag stock at the close of business on March 16, 2005 will be entitled to vote at the Annual Meeting. You may inspect a list of stockholders entitled to vote at the Annual Meeting at our offices. The prompt return of your proxy will assist us in preparing for the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.
      All stockholders are cordially invited to attend the Annual Meeting. A map to the location of the Annual Meeting is included at the end of the Proxy Statement for reference.

Sincerely,

Thian Hoo Tan
Chief Executive Officer
San Jose, California
April 8, 2005

IMPORTANT:	WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE PROMPTLY ON THE ENCLOSED PROXY

For additional information regarding Komag, please contact:
Komag, Incorporated
Attn: Investor Relations
1710 Automation Parkway
San Jose, California 95131
Financial information may also be accessed on our Web site at: www.komag.com

i

KOMAG, INCORPORATED
1710 Automation Parkway
San Jose, California 95131
PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 11, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
General
      Our Board of Directors is soliciting proxies for our 2005 Annual Meeting of Stockholders to be held on Wednesday, May 11, 2005. The Annual Meeting will begin at 10:00 a.m. at our headquarters, 1710 Automation Parkway, San Jose, CA 95131. Stockholders who owned Komag, Incorporated (Komag) stock on March 16, 2005 will be entitled to notice of and to vote at the Annual Meeting.
      We first mailed this Proxy Statement and accompanying proxy to our stockholders on or about April 8, 2005.
Voting
      Your vote is important. As we describe in more detail below, if you were a holder of Komag stock on March 16, 2005 you may vote two ways:

•	by attending the meeting, or

•	by marking, signing, dating and mailing your proxy in the envelope provided.
      On March 16, 2005, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 28,499,990 shares of common stock outstanding. Each stockholder is entitled to one vote for each share of common stock held by that stockholder.
      With respect to Item No. 1 (the election of Class III directors), directors are elected by a plurality vote, and therefore the three individuals receiving the highest number of “FOR” votes will be elected. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.
      With respect to Item No. 2 and Item No. 3, and any other matters submitted for stockholder approval at this Annual Meeting, such matters will be decided by the affirmative vote of a majority of the shares present or represented and entitled to vote on each matter. Abstentions with respect to any matter other than the election of directors are treated as shares present or represented and have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any such matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.
Revocability of Proxies
      Any person giving a proxy has the power to revoke it at any time before its exercise. You may revoke your proxy by filing a notice of revocation or another signed proxy with a later date with our Secretary at our principal executive office, 1710 Automation Parkway, San Jose, California 95131. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation
      Komag will pay the entire cost of soliciting, including preparing, assembling, printing and mailing this Proxy Statement and any additional soliciting materials furnished to our stockholders. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. In addition, we may reimburse those persons for their costs of forwarding the solicitation materials to the beneficial owners. Our directors, officers, employees or agents may also solicit proxies on our behalf. We will not pay any additional compensation to these individuals for any of those services. Except as described above, we do not presently intend to solicit proxies other than by mail.
PRINCIPAL STOCKHOLDERS
      The following table sets forth certain information regarding ownership of our common stock as of March 16, 2005 by each person known to us to be the beneficial owner of 5% or more of our common stock, based on information provided to us by the stockholders named below and Schedule 13(D), 13(F) or 13(G) filings with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table below and the table that follows possesses sole voting and investment power with respect to all shares of common stock shown held by such person.

	Shares Beneficially
	Owned(1)

Name and Address of Beneficial Owner	Number		Percentage

Mazama Capital Management, Inc.	2,668,011	(2)	9.36%
One S.W. Columbia, Suite 1500 Portland, OR 97258
Barclays Global Investors, NA	2,123,549	(3)	7.45%
Murray House 1 Royal Mint Court London, EC3N 4HH England
Federated Investors, Inc.	1,968,700	(4)	6.91%
Federated Investors Tower Pittsburgh, PA 15222-3779
Citadel Limited Partnership	1,716,856	(5)	5.68%
131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603

(1)	The number of shares outstanding and percent of ownership is based on 28,499,990 shares of our common stock outstanding as of March 16, 2005.

(2)	As disclosed in the Schedule 13G filed by Mazama Capital Management, Inc., this stockholder holds sole dispositive power over 2,668,011 shares of our common stock and sole voting power over 1,443,600 shares of our common stock.

(3)	As disclosed in the Schedule 13G filed by Barclays Global Investors, NA, and its affiliates, (i) Barclays Global Investors, NA holds sole dispositive power over 1,627,922 shares of our common stock and sole voting power over 1,480,031 shares of our common stock, (ii) Barclays Global Fund Advisors holds sole dispositive power and sole voting power over 314,418 shares of our common stock, and (iii) Palomino Limited holds sole dispositive power and sole voting power over 181,209 shares of our common stock.

(4)	As disclosed in the Schedule 13G filed by Federated Investors, Inc., each of Federated Investors, Inc. and Voting Shares Irrevocable Trust holds sole dispositive power and sole voting power over the shares. Each of John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue also holds shared dispositive power and shared voting power over the shares.

(5)	As disclosed in the Schedule 13G filed by Citadel Limited Partnership, each of Citadel Limited Partnership, Citadel Investment Group, L.L.C., Kenneth Griffin, Citadel Wellington LLC, Citadel Kensington Global Strategies Fund Ltd., Citadel Equity Fund Ltd., Citadel Credit Products Ltd., and Citadel Credit Trading Ltd. holds shared voting power over 1,716,856 shares of our common stock issuable upon conversion of $45,325,000 in principal amount of Komag’s 2.0% Convertible Subordinated Notes due February 1, 2024.
STOCK OWNERSHIP BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
      The table below indicates the number of shares of our common stock beneficially owned as of March 16, 2005 by:

•	our directors;

•	each of our named executive officers listed in the Summary Compensation Table below; and

•	all current directors and executive officers as a group.
      Unless otherwise indicated, the principal address of each of the stockholders below is c/o Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131.

	Shares Beneficially
	Owned

Name	Number	Percentage

Thian Hoo Tan(1)	331,198	1.16%
Michael A. Russak(2)	32,587	*
Ray L. Martin(3)	40,250	*
Tsutomu T. Yamashita(4)	32,869	*
Kamran Honardoost(5)	12,867	*

Paul A. Brahe(6)	11,145	*
Chris A. Eyre(7)	2,395	*
Richard A. Kashnow(8)	10,000	*
Neil S. Subin(9)	2,082	*
Kenneth R. Swimm(6)	11,145	*
David G. Takata(6)	11,145	*
Harry G. Van Wickle(6)	14,145	*
Dennis P. Wolf	—	*
Michael Lee Workman(6)	11,145	*
Current executive officers and directors as a group (19 persons)(10)	667,202	2.32%

*	Less than one percent of our common stock outstanding as of March 16, 2005

(1)	Includes 90,000 shares of restricted common stock subject to vesting, and 65,813 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 16, 2005.

(2)	Includes 14,000 shares of restricted common stock subject to vesting, and 18,587 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 16, 2005.

(3)	Includes 12,500 shares of restricted common stock subject to vesting, and 27,750 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 16, 2005.

(4)	Includes 10,000 shares of restricted common stock subject to vesting, and 5,369 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 16, 2005.

(5)	Includes 10,000 shares of restricted common stock subject to vesting, and 2,867 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 16, 2005.

(6)	Includes 11,145 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 16, 2005.

(7)	Includes 2,395 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 16, 2005.

(8)	Includes 10,000 shares of restricted common stock subject to vesting.

(9)	Includes 2,082 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 16, 2005.

(10)	Includes 180,000 shares of restricted common stock subject to vesting, 37,500 shares of unissued, restricted common stock held in our deferred compensation plan, which may be withdrawn within 60 days of March 16, 2005 (subject to a 10% penalty), and 229,337 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 16, 2005.

CORPORATE GOVERNANCE MATTERS
      Komag is committed to having sound corporate governance principles. Komag’s Corporate Governance Guidelines are available at www.komag.com/investors/corp_governance.html.
Board Meetings and Committees
      Our Board of Directors held eleven meetings in 2004. Each director is expected to attend each meeting of our Board of Directors and those Committees on which he serves. No director attended less than 75% of our Board of Directors and Committee meetings during 2004 held during the period for which such director was a director or member of a committee. Certain matters were approved by our Board of Directors or a Committee of our Board of Directors by unanimous written consent. Our Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Audit Committee, Compensation Committee and Nominating and Governance Committee each has a written charter that has been approved by our Board of Directors. The current Audit Committee Charter is attached as Appendix B. Each of the current Compensation Committee Charter and the Nominating and Governance Committee Charter were previously attached as appendices to our Proxy Statement for the 2004 Annual Meeting of Stockholders. Each of our committee charters are also posted on our website at www.komag.com/investors/corp_governance.html. The Audit Committee, Compensation Committee and Nominating and Governance Committee are described as follows:

		Number of
Name of Committees and Members	Functions of the Committees	Meetings in 2004

AUDIT Paul A. Brahe, Harry G. Van Wickle(1), and Dennis P. Wolf	— monitors and reviews corporate financial reporting and external audits; — provides our Board of Directors the results of its examinations and recommendations; — outlines to our Board of Directors improvements made, or to be made, in internal accounting controls; — appoints independent auditors; and — provides our Board of Directors with other information and materials necessary to make our Board of Directors aware of significant financial matters.	10

COMPENSATION Chris A. Eyre, Richard A. Kashnow(2), Kenneth R. Swimm, and Michael Lee Workman	— reviews and approves the compensation policies for employees, executive officers, directors and consultants; — administers the stock option plan; and — administers the employee stock purchase plan.	6

NOMINATING AND GOVERNANCE Richard A. Kashnow, Neil S. Subin*, Kenneth R. Swimm**, and David G. Takata(3)	— reviews, solicits and makes recommendations to our Board of Directors and stockholders with respect to candidates for election to our Board and works with our Board in evaluation of potential successors to executive management positions; — develops corporate governance principles; and — oversees the evaluation of our Board of Directors.	1

*	Mr. Subin is a Class III director and is not standing for re-election to our Board of Directors. Accordingly, Mr. Subin will no longer be a member of the Nominating and Governance Committee from and after the Annual Meeting.

**	Mr. Swimm was appointed as a member of the Nominating and Governance Committee in April 2005.

(1)	Chairman of the Audit Committee

(2)	Chairman of the Compensation Committee

(3)	Chairman of the Nominating and Governance Committee (as of March 25, 2005)
Audit Committee Financial Expert
      Our Board of Directors of Komag has determined that Audit Committee member Dennis P. Wolf is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.
Board Independence
      Other than with respect to Thian Hoo Tan, our Chief Executive Officer and a Class III director standing for re-election, our Board has determined that each of the other current directors standing for election has no material relationship with (either directly as a partner, stockholder or officer of an organization that has a relationship with Komag) and is independent within the meaning of Komag’s director independence standards, which reflect the Nasdaq Stock Market, Inc. director independence standards, as currently in effect and as they may be changed from time to time. Furthermore, our Board has determined that each of the members of each of the Committees of our Board of Directors has no material relationship with Komag (either directly as a partner, stockholder or officer of an organization that has a relationship with Komag) and is independent within the meaning of Komag’s director independence standards, which reflect the Nasdaq Stock Market, Inc. director independence standards.
      Director Chris A. Eyre was formerly an employee of the company, until his resignation on January 31, 2002, and therefore, prior to February 1, 2005, was not an independent director under the Nasdaq Stock Market, Inc. director independence standards, as currently in effect and as they may be changed from time to time. With respect to Mr. Eyre’s service on the Compensation Committee of our Board of Directors during the 2004 fiscal year, our Board of Directors previously determined that Mr. Eyre’s membership on the Compensation Committee was required by the best interests of the Company and our stockholders, due to Mr. Eyre’s heightened familiarity with Komag, our employees and our compensation practices and goals.
Consideration of Director Nominees

Stockholder nominees
      The policy of the Nominating and Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on our Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board and to address the membership criteria set forth under “Director Qualifications.” Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name, home and business contact information, detailed biographical data and information regarding any relationships between the candidate and Komag within the last three years and evidence of the nominating person’s ownership or beneficial ownership of Komag stock and amount of stock holdings. Stockholder nominations should be addressed to:

Corporate Secretary
Komag, Incorporated
1710 Automation Parkway
San Jose, CA 95131
In addition, the bylaws of Komag permit stockholders to nominate directors for consideration at an annual stockholders meeting by meeting the requirements set forth in the bylaws and the rules and regulations of the Securities and Exchange Commission.

Director Qualifications
      The guidelines of the Nominating and Governance Committee set forth Board membership criteria that apply to Nominating and Governance Committee-recommended nominees for a position on Komag’s Board. The Nominating and Governance Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Nominating and Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Nominating and Governance Committee considers each individual candidate in the context of the current perceived needs of our Board of Directors as a whole. While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

Identifying and Evaluating Nominees for Directors
      The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for our Board. Following verification of the stockholder status of persons proposing candidates, any recommendations are aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for Komag’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board to meet the criteria set forth above in “Director Qualifications.”
      On August 19, 2004, our Board of Directors appointed Dr. Richard A. Kashnow and Mr. Dennis P. Wolf as directors. Dr. Kashnow was also appointed to serve as the non-executive Chairman of our Board of Directors. Dr. Kashnow was initially referred to us as a director candidate by a professional search firm, which firm also assisted us in confirming Dr. Kashnow’s director qualifications. Mr. Wolf was initially referred to us as a director candidate by our outside legal counsel.

Stockholder Communications with our Board of Directors
      Stockholders of Komag may contact any of our directors by writing to them by mail or express mail c/o Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131. Any stockholder communications directed to our Board of Directors (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee) will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as the identity of the correspondent in Komag’s stockholder communications log. The Corporate Secretary will forward all such original stockholder communications to our Board of Directors for review.
Director Attendance at Annual Stockholders’ Meeting
      Our Board of Directors has a policy that members of our Board of Directors are strongly encouraged to attend the Company’s annual meeting of stockholders. At the last annual meeting of stockholders held on May 12, 2004, seven of our then serving members of our Board of Directors attended.
Director Compensation
      Non-employee members of our Board of Directors receive $6,000 per fiscal quarter, a $2,000 meeting fee for each board meeting attended, and $1,000 for each committee meeting attended, including telephonic meetings. In addition, the chairman of the Audit Committee receives an annual payment of $10,000. Upon emergence from bankruptcy, new Audit Committee members also received a one-time payment of $5,000. On March 15, 2004, we granted each non-employee director an option to purchase 5,000 shares of our common stock with an exercise price of $18.85 per share, of which one-quarter vested on March 15, 2005, and 1/36th of the remaining options vest monthly thereafter. Directors are reimbursed for reasonable expenses related to attending board and committee meetings.
      On August 19, 2004, in connection with the appointment of Dr. Richard Kashnow as a member and non-executive Chairman of our Board of Directors, we granted Dr. Kashnow (i) a retainer fee of $100,000 per year (payable monthly at $8,333 per month), (ii) a stock option to purchase 20,000 shares of our common stock with an exercise price of $10.30 per share, of which one-quarter vests on August 19, 2005 and 1/36th of the remaining options vest monthly thereafter, and (iii) a restricted stock award to purchase 10,000 shares of our common stock, at a purchase price of $0.01 per share, of which one-third vests annually. Further, on August 19, 2004, in connection with the appointment of Mr. Dennis P. Wolf as a member of our Board of Directors, we granted Mr. Wolf an option to purchase 10,000 shares of our common stock, with an exercise price of $10.30 per share, of which one-quarter vests on August 19, 2005 and 1/36th of the remaining options vest monthly thereafter.
Code of Ethics for Officers and Board of Directors
      Komag has adopted a code of ethics for directors and officers (including Komag’s principal executive officer, principal financial officer and controller), known as the Standards of Business Conduct. The Standards of Business Conduct are available on Komag’s website at www.komag.com/investors/corp_governance.html. We will post any amendments to, or waivers from, our Standards of Business Conduct at that location on our website.
ITEM NO. 1 — ELECTION OF CLASS III DIRECTORS
ELECTION OF DIRECTORS
General
      We currently have ten members on our Board of Directors, although our Board of Directors has approved a reduction in the size of our Board of Directors to nine authorized directors, to be effective immediately prior to the 2005 Annual Meeting of Stockholders to be held on May 11, 2005. Our Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s Annual Meeting of Stockholders.
      Directors Thian Hoo Tan, Richard A. Kashnow, Dennis P. Wolf and Neil S. Subin are the Class III directors whose terms expire at the 2005 Annual Meeting of Stockholders to be held on May 11, 2005. On August 19, 2004, each of Dr. Kashnow and Mr. Wolf were appointed to serve as directors by our Board of Directors. On January 31, 2005, Mr. Subin notified us that he would not be standing for re-election to our Board of Directors, and accordingly he is not standing for re-election. In connection therewith, our Board of Directors approved a reduction in the size of our Board of Directors to nine authorized directors, to be effective immediately prior to the 2005 Annual Meeting of Stockholders.
      Directors Chris A. Eyre, David G. Takata and Harry G. Van Wickle are the Class I directors whose terms will expire at the 2006 Annual Meeting of Stockholders, and directors Paul A. Brahe, Kenneth R. Swimm and Michael Lee Workman are the Class II directors whose terms will expire at the 2007 Annual Meeting of Stockholders.
      All of the directors, including the three Class III nominees, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the three Class III nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. Our Board of Directors recommends a vote “FOR” the election of each of the Class III nominees listed above.
Board of Directors and Nominees
      The Class III nominees were recommended by members of the Nominating and Governance Committee, which recommendation was ratified by our Board of Directors. The names of the members of our Board of Directors, including the Class III nominees, their ages as of March 16, 2005 and certain information about them are set forth below.

Name	Age	Principal Occupation

Paul A. Brahe(1)	35	Founder, Tiburon Research
Chris A. Eyre(2)	58	Managing Director, Legacy Venture
Richard A. Kashnow(2)(3)*	62	Non-Executive Chairman of the Board of Directors of Komag
Neil S. Subin(3)**	40	Managing Director and President, Trendex Capital Management
Kenneth R. Swimm(2)	70	Retired
David G. Takata(3)	42	President and Chief Executive Officer, Engage Capital
Thian Hoo Tan*	56	Chief Executive Officer of Komag
Harry G. Van Wickle(1)	57	Private Investor
Dennis P. Wolf(1)*	52	Managing Director, Chief Financial Officer, Hercules Technology Growth Capital (as of April 2005)
Michael Lee Workman(2)	48	Chief Executive Officer, Pillar Data Systems

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

*	Denotes nominee for election at the 2005 Annual Meeting of Stockholders

**	Mr. Subin is a Class III director and is not standing for re-election to our Board of Directors

      Mr. Paul A. Brahe has served as a member of our Board of Directors since June 30, 2002. Mr. Brahe has more than 20 years of experience in the technology and financial sectors. In 2001, Mr. Brahe founded Tiburon Research, a technology and institutionally based financial research organization, with which he is currently affiliated. He also is a founding partner of Newport Capital Asset Management Group, a domestic and off-shore hedge fund dealing with long-term investments in a variety of segments. From 2000 through 2001, and also from 1994 through 1998, Mr. Brahe was a partner with Apodaca-Johnston Investment Group, where he helped manage mutual funds as well as several hedge funds. From 1998 through 2000, Mr. Brahe was the Director of Research for Preferred Capital Markets, a full service institutional, retail and online brokerage firm. Mr. Brahe holds a B.A. degree from Stanford University.
      Mr. Chris A. Eyre has served as a member of our Board of Directors since September 1983. Mr. Eyre served as Chairman of our Board from October 2000 to January 2002. Since March 2001, he has been the managing Director of Legacy Venture, an organization devoted to amplifying the size and effectiveness of philanthropy. Mr. Eyre has been a private investor for many years and from 1976 to 1987 served as a founding general partner of Merrill, Pickard, Anderson & Eyre, the pioneering venture capital firm that emerged from Bank of America. He has served on the boards of numerous public and private companies. He is now a board member of or advisor to several non-profit philanthropic organizations. Mr. Eyre holds a B.S. degree from Utah State University and an M.B.A. from Harvard Business School.
      Dr. Richard A. Kashnow has served as a member and the non-executive Chairman of our Board of Directors since August 2004. From 1995 to 1999, Dr. Kashnow served as the Chairman, Chief Executive Officer and President of Raychem, a public technology company specializing in electronic components and engineered materials. In 1999, Raychem was acquired by Tyco International, where Dr. Kashnow established its venture capital unit, Tyco Ventures, and served as its President until 2003. Prior to Raychem, Dr. Kashnow held technical and executive positions with General Electric and with Manville Corporation. Dr. Kashnow also served as a Captain in the U.S. Army from 1968 to 1970. He currently serves on the boards of directors of three other public companies: ActivCard, Inc., a security technology company, Ariba Inc., a management solutions technology company, and ParkerVision, Inc., a robotics engineering company. Dr. Kashnow holds a B.S. degree in physics from Worcester Polytechnic Institute and a Ph.D. degree in solid state physics from Tufts University.
      Mr. Kenneth R. Swimm has served as a member of our Board of Directors since June 30, 2002. In 1997, Mr. Swimm retired after spending 35 years in the aerospace business, most recently as President of the Lockheed Martin Management and Data Systems Company. Mr. Swimm is a veteran in the business of national security and held key management positions with the U.S. Navy, the Nordem Division of United Aircraft, and General Electric’s Space Division and their Strategic Systems Department. Mr. Swimm has served on the Board of Directors for many companies, including Wam!net, the United Way, the Navy League, the Philadelphia Chamber of Commerce, AFCEA, the Security Affairs Support Association, the Philadelphia Museum of Art and the Philadelphia Opera Company. Mr. Swimm holds a B.A. degree in Liberal Arts and a B.S. degree in Electrical Engineering from Columbia College, and an M.S. degree in Electrical Engineering from the University of New Mexico.
      Mr. David G. Takata has served as a member of our Board of Directors since June 30, 2002. Mr. Takata is currently the President and Chief Executive Officer of Engage Capital, an independent investment firm. From 1999 through 2001, Mr. Takata served as the Senior Vice President of Equity Research, Technology Group of Gerard Klauer Mattison. From 1994 through 1999, Mr. Takata was Vice President of Equity Research, Technology of Gruntal & Company, a full service investment firm, and from 1986 to 1991, he was Manager of Computer Security for Hughes Aircraft Company. Mr. Takata holds a B.S. degree in Business Administration and Finance from California State University in Fresno.
      Mr. Thian Hoo Tan has served as our Chief Executive Officer and a member of our Board of Directors since 1999, and Mr. Tan served as the Chairman of our Board of Directors from June 30, 2002 to August 19, 2004. Mr. Tan joined our company in 1989, and started our first San Jose, California, manufacturing facility in 1989, our Penang operations in 1993, and our Sarawak operations in 1996. Mr. Tan returned to the United States and assumed the position of Senior Vice President, Worldwide Operations, from 1996 through his appointment to his present position of Chief Executive Officer in 1999. Before joining our company, Mr. Tan was Vice President of Operations at HMT. Mr. Tan holds B.S. and M.S. degrees in Physics from the University of Malaya in Kuala Lumpur.
      Mr. Harry G. Van Wickle has served as a member of our Board of Directors since October 2000 when we merged with HMT. Mr. Van Wickle served as a member of HMT’s Board of Directors from May 1998 to October 2000. Mr. Van Wickle is the former President and Chief Executive Officer of Intarsia Corporation, an integrated electronic component design and manufacturing company. Mr. Van Wickle is a 30-year veteran in semiconductor and disk drive manufacturing. From 1974 to 1992, Mr. Van Wickle held management positions at Texas Instruments, Fairchild Semiconductor, AT&T and Micropolis Corporation. From 1992 and prior to joining Intarsia, he was a Vice President in Operations of Dastek, a former subsidiary of Komag; Vice President of Manufacturing at Cypress Semiconductor; and President of Alphatec Electronics Corporation. Mr. Van Wickle holds a B.A. degree from Hobart College.
      Mr. Dennis P.Wolf has served as a member of our Board of Directors since August 2004. Beginning in April 2005, Mr. Wolf will serve as Managing Director and Chief Financial Officer of Hercules Technology Growth Capital, a provider of debt and equity growth capital to technology and life sciences companies. From January 2003 to April 2005, Mr. Wolf served as an executive officer at Omnicell, Inc., a medical technology company, where he served as the Executive Vice President of Operations, Engineering, Finance and Administration and Chief Financial Officer. From 2001 to 2003, Mr. Wolf was the Chief Financial Officer and Senior Vice President of Redback Networks Inc., a networking company. From 1998 to 2001, he served as Executive Vice President as well as co-President at Credence Systems Corporation, a provider of equipment solutions for the semiconductor industry, where he managed finance, administration, and operations. Mr. Wolf has previously held management positions at Sun Microsystems, Inc., a computer technology company, and Apple Computer, Inc., a computer technology company. Mr. Wolf also serves on the board of directors of Vitria Technology, Inc., a software and consulting company, where he also serves as the chairman of the audit committee. Mr. Wolf holds a B.A. degree from the University of Colorado and an M.B.A. from the University of Denver.
      Dr. Michael Lee Workman has served as a member of our Board of Directors since June 30, 2002. Dr. Workman is currently the Chief Executive Officer and President of Pillar Data Systems, a post he has held since July 2001. Prior to joining Pillar, Dr. Workman was a Vice President of the Storage Systems Division of IBM. From 1993 to 1995, Dr. Workman served as Chief Technical Officer and Senior Vice President of Connor Peripherals. He has co-authored textbooks on digital control and magnetic recording, numerous publications, and holds 15 patents. Dr. Workman holds a Ph.D. degree and an M.S. degree in Electrical Engineering from Stanford University, and a B.S. degree in Electrical Engineering from U.C. Berkeley.
Recommendation of Board of Directors
      Directors shall be elected by a plurality vote. The three Class III nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors for a term of three years and until their successors are duly elected and qualified. Votes against, abstentions and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO ELECT THE CLASS III DIRECTORS.
ITEM NO. 2 — APPROVAL OF THE AMENDED AND RESTATED
2002 QUALIFIED STOCK PLAN
Introduction
      We are asking stockholders to approve our Amended and Restated 2002 Qualified Stock Plan (the “Plan”) so that we may use it to achieve the Company’s goals and also receive a federal income tax deduction for certain compensation paid under the Plan. As a result of the amendment and restatement, we propose to

(i) provide that the 317,054 unissued shares of our common stock previously reserved for issuance under our 2002 Employee Stock Purchase Plan (the “2002 ESPP”) be transferred and become available for issuance under the Plan in connection with the termination of the 2002 ESPP, resulting in a total of 4,242,054 shares of our common stock reserved for issuance under the Plan, (ii) eliminate the current 40% limitation on the number of awards under the Plan that may be granted with an exercise or purchase price that is less than fair market value, (iii) eliminate certain vesting restrictions, and (iv) make certain other changes. Our Board of Directors approved this amendment and restatement of the Plan in January 2005, subject to approval from the stockholders at the Annual Meeting. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. If approved, the Plan replaces the currently operative Amended and Restated 2002 Qualified Stock Plan (the “Current Plan”) in its entirety.
      We strongly believe that the approval of the Plan is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the Plan are vital to our ability to attract, retain, and motivate outstanding and highly skilled individuals to further the Company’s goals. The amended and restated Plan will also help us to increase stockholder value by enabling us to link some of the vesting of awards to our performance. We will also be able to receive a federal income tax deduction for certain compensation paid under the Plan.
Summary of the Plan
      The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.
Background and Purpose of the Plan
      The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock purchase rights, (3) stock appreciation rights, (4) performance shares, and (5) performance units (individually, each an “Award”). The Plan is intended to help the Company attract and retain the best available personnel for positions of substantial responsibility, provide additional incentives to employees, directors and consultants, and promote the success of the Company.
Administration of the Plan
      Our Board of Directors or a committee of our Board (the “Administrator”) will administer the Plan. Members of any such committee generally must qualify as “outside directors” under Section 162(m) of the Internal Revenue Code , or the Code, so that the Company is entitled to receive a federal tax deduction for certain compensation paid under the Plan, and members must meet such other requirements as are established by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3. (For the plan to qualify for exemption under Rule 16b-3, members of the Committee must be “non-employee directors.”) Notwithstanding the foregoing, our Board of Directors also may appoint one or more separate committees (whose members do not have to meet the previously discussed qualifications) to administer the Plan with respect to employees who are not officers or directors of the Company.
      Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, directors and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards.
      A total of 3,925,000 shares of our common stock (“Shares”) are reserved for issuance under the Current Plan. As of March 16, 2005, 329,736 Shares were available for future issuance. As revised, the amended and restated Plan will provide that 317,054 unissued shares of our common stock previously reserved for issuance under our 2002 ESPP be transferred and become available for issuance under the Plan in connection with the termination of the 2002 ESPP. Our Board of Directors elected to terminate the 2002 ESPP on October 26, 2004, and the termination of the 2002 ESPP became effective on March 1, 2005. If approved, a total of 4,242,054 shares of our common stock will be thereby reserved for issuance under the amended and restated

Plan. Shares that are returned to the Current Plan as a result of termination, expiration or forfeiture will be available for issuance under the Plan.
      In addition, the amended and restated Plan will eliminate the current 40% limitation on the number of awards under the Plan that may be granted with an exercise or purchase price that is less than fair market value on the date of grant. We believe that the elimination of this restriction is in our best interest and will provide us with greater flexibility to attract and retain outstanding service providers.
      If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the Plan. Also, if the exercise or purchase price of an Award is paid through the tender of Shares, or if Shares are withheld to satisfy a withholding obligation, the number of Shares available for issuance shall be reduced by the net number of Shares issued. If we experience a stock dividend, reorganization or other change in our capital structure, the Administrator has discretion to adjust the number of Shares available for issuance under the Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.
Eligibility to Receive Awards
      The Administrator selects the employees, directors, and consultants who will be granted Awards under the Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Administrator has the discretion to select the participants.
Stock Options
      A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, the Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Administrator will determine the number of Shares covered by each option, but during any fiscal year of the Company, no participant may be granted options covering more than 1,500,000 Shares. Notwithstanding the 1,500,000 Share limit, a participant may be granted options covering an additional 1,500,000 Shares in connection with his or her initial service.
      The exercise price of the Shares subject to each option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by incentive stock options or nonstatutory options intended to qualify as “performance based” under Section 162(m) of the Code. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000.
      An option granted under the Plan generally cannot be exercised until it vests. Options become exercisable at the times and on the terms established by the Administrator. The Administrator also determines when options expire, subject to the limitation that the term of an option may be no more than 10 years from the grant date (and, in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, no more than 5 years).
      The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The exercise price may be paid in any form as determined by the Administrator, including, but not limited to, cash, check, promissory note, surrender of shares that meet conditions established by the Administrator to avoid adverse accounting consequences, and consideration received through a cashless exercise program.
      The Administrator may offer to buy out previously granted options at any time. However, options cannot be repriced nor can an option exchange program be implemented without first obtaining stockholder approval.

Stock Purchase Rights
      Awards of stock purchase rights (also referred to as restricted stock) are Shares that vest in accordance with the terms and conditions established by the Administrator. The Administrator will determine the purchase price to be paid for the Shares, the number of Shares subject to an award of stock purchase rights, and any other terms and conditions of the Award (including vesting schedule); provided however, that no participant may be granted awards of stock purchase rights covering more than 500,000 Shares in any one fiscal year of the Company.
Stock Appreciation Rights
      Stock appreciation rights are awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which the Company’s stock price exceeds the exercise price. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price. No participant may be granted stock appreciation rights covering more than 1,500,000 shares in any fiscal year of the Company, except that a participant may receive stock appreciation rights covering an additional 1,500,000 shares in connection with his or her initial employment.
      The Administrator determines the terms and conditions of stock appreciation rights, including the exercise price and when the stock appreciation right expires, subject to the limitation that no stock appreciation right may have a term of more than 10 years.
      The Administrator may offer to buy out previously granted stock appreciation rights at any time. However, the exercise price of outstanding stock appreciation rights may not be reduced without stockholder consent.
Performance Units and Performance Shares
      Performance units and performance shares are Awards that result in a payment to a participant if performance objectives are achieved or the Awards otherwise vest. The Administrator determines the terms and conditions of awards of performance units and performance shares, including the applicable performance objectives (which may be solely service-based). Each performance unit and performance share generally has an initial value equal to the fair market value of one Share on the date of grant. The Administrator will determine the number of performance units and performance shares granted to any participant; provided, however, that during any fiscal year of the Company, no participant may be granted performance units with an initial value greater $5,000,000 or be granted more than 500,000 performance shares.
Performance Goals
      Under Section 162(m) of the Code, the annual compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of awards that any individual may receive, and for awards other than options, establishing performance criteria that must be met before the award actually will vest or be paid.
      We have designed the Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m) of the Code. Thus, the Administrator (in its discretion) may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals may apply: cash flow, customer satisfaction, earnings, gross margin, market price of stock, market share, net income, operating income, operating margin, return on capital, return on equity, return on net assets, revenue and sales. Any criteria used may be measured, as applicable, in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

Deferred Stock Units
      Shares acquired upon exercise (or vesting, as applicable) of a stock purchase right, performance shares and performance units may be paid-out in installments or on a deferred basis, as determined by the Administrator. In the event the Administrator decides to permit deferral, the Administrator shall establish rules and procedures governing how a participant may elect to defer payout.
Change of Control
      In the event of a “change in control” of the Company, the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Award immediately will vest and become exercisable (if applicable) as to all of the Shares (or cash) subject to the Award. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution, the Administrator will provide at least 15 days’ notice and the Award will terminate upon the expiration of such notice period.
      Certain officers of the Company may be granted limited stock appreciation rights in connection with their options. Upon a “hostile take-over,” each outstanding option with a limited stock appreciation right that has been in effect for at least six months automatically shall be cancelled and the stock appreciation right automatically shall be exercised. The shares subject to such cancelled options shall not be available for future issuance in the event that Plan is assumed and continued in connection with the hostile take-over.
Awards to be Granted to Certain Individuals and Groups
      The number of Awards that an employee or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Our directors and executive officers have an interest in this proposal because they are eligible to receive discretionary Awards under the Plan. To date, only stock options and restricted stock have been granted under the Current Plan. The following table sets forth (a) the aggregate number of Shares subject to options granted during the last fiscal year, (b) the average per Share exercise price of such options, (c) the aggregate number of Shares of restricted stock granted under the Plan during the last fiscal year, and (d) the dollar value of such Shares of restricted stock based on $22.14 per Share, the last reported trade price for Shares on March 16, 2005.

			Number of	Dollar Value of
			Shares of	Shares of
	Number of	Average per Share	Restricted Stock	Restricted Stock
Name of Individual or Group	Options Granted	Exercise Price	Granted	Granted

Thian Hoo Tan	37,500	$18.85	—	—
Michael A. Russak	12,500	$18.85	—	—
Ray L. Martin	10,000	$18.85	—	—
Tsutomo T. Yamashita	6,250	$18.85	—	—
Kamran Honardoost	6,250	$18.85	—	—
All executive officers, as a group	122,000	$17.88	—	—
All directors who are not executive officers, as a group	70,000	$15.19	10,000	$102,900.00
All employees who are not executive officers, as a group	230,880	$17.44	3,000	$38,010.00
Limited Transferability of Awards
      Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Federal Tax Aspects
      The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.
      A participant does not recognize taxable income upon grant of a nonstatutory stock option. Upon exercise, the participant recognizes ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the Shares is capital gain or loss.

Incentive Stock Options.
      A participant does not recognize taxable income upon the grant or exercise of an incentive stock option (except for purposes of the alternative minimum tax, in which case taxation upon exercise is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price is taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally recognizes ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any further gain or loss is capital gain or loss.

Stock Appreciation Rights.
      A participant does not recognize taxable income upon grant of a stock appreciation right. Upon exercise, the participant recognizes ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Stock Purchase Rights, Performance Units and Performance Shares.
      A participant does not recognize taxable income upon grant of a stock purchase right, performance units or performance shares. Instead, he or she recognizes ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid for the Shares. (If payout of an Award is deferred, a participant will not have taxable income until the Award is paid-out.) For restricted stock (that was acquired pursuant to a stock purchase right) only, a participant instead may elect to be taxed at the time of grant.

Tax Effect for the Company.
      The Company generally will be entitled to a tax deduction in connection with an Award in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). As discussed above, Section 162(m) of the Code limits the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. However, the Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting the Company to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the Plan
      Our Board generally may amend or terminate the Plan at any time and for any reason. Amendments will be contingent on stockholder approval if required by applicable law, stock exchange listing requirements, or if so promised by our Board. By its terms, the Plan automatically terminates in 2012.
Summary
      We believe strongly that the approval of the Plan is essential to our continued success. Our employees are our most important asset. Awards such as those provided under the Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain, and motivate people whose skills and performance are critical to our success. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors. The increase in the reserve of common stock available under the Plan will enable us to grant such awards to executives, other eligible employees and our non-employee directors, and thereby provide them with the opportunity to purchase shares of our common stock.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2002 QUALIFIED STOCK PLAN.
ITEM NO. 3 — RATIFICATION OF INDEPENDENT AUDITORS
      Our Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending January 1, 2006. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP.
      In the event the stockholders fail to ratify the appointment, our Board of Directors will reconsider its selection. Even if the selection is ratified, our Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our Board feels that such a change would be in the best interests of our company and our stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of the selection of KPMG LLP.
      KPMG LLP has audited our financial statements since 2001. Representatives of the firm, who are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Fiscal 2004 and 2003 Fees
KPMG LLP
      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for the fiscal years ended January 2, 2005 and December 28, 2003, and fees for other services rendered by KPMG LLP.

	2004	2003

Audit fees(1)	$1,042,500	$510,900
Audit related fees	$3,500	$12,220
Tax fees(2)	$24,825	$131,285
All other fees	—	—

(1)	Audit fees are for the audit and quarterly reviews, registration statement filings and statutory audits in foreign jurisdictions. The 2004 audit fees include fees related to the audit of the management’s assessment that the Company maintained effective control over financial reporting and that effective control over financial reporting was maintained as of January 2, 2005. The 2003 audit fees include fees related to registration statement filings for the Company’s public equity and convertible debt offerings completed in January 2004.

(2)	Tax fees are for services relating to our property tax assessments.
      Our 2004 Audit Committee considered and believed that the services to our company provided by KPMG LLP were compatible with maintaining their independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. During fiscal year 2004, all of the services provided by KPMG LLP were approved by the Audit Committee in accordance with this policy.
Recommendation of the Board of Directors
      We are seeking the affirmative vote of a majority of the issued and outstanding shares present or represented and entitled to vote at the Annual Meeting for the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending January 1, 2006.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL FOR THE RATIFICATION AND SELECTION OF KPMG LLP AS KOMAG’S INDEPENDENT AUDITORS.
EQUITY COMPENSATION PLAN INFORMATION
      The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of January 2, 2005, including our 2002 Amended and Restated 2002 Qualified Stock Plan and our 2002 ESPP.

	(a)	(b)	(c)
			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))

Equity compensation plans approved by security holders	1,683,675	$9.52	1,217,871
Equity compensation plans not approved by security holders	0	—	0
Total	1,683,675	$9.52	1,217,871	*

*	As of January 2, 2005, 817,992 of the shares were available under Komag’s Amended and Restated 2002 Qualified Stock Plan and 399,879 of the shares were available under Komag’s 2002 ESPP. On October 26, 2004, our Board of directors elected to terminate the 2002 ESPP, and the termination of the 2002 ESPP became effective on March 1, 2005. Pursuant to Item No. 2 submitted for stockholder approval at this Annual Meeting, if approved, Komag’s Amended and Restated 2002 Qualified Stock Plan will provide that the shares of common stock currently reserved for issuance under our 2002 ESPP be transferred and become available for issuance under the stock plan in connection with the termination of the 2002 ESPP.
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Employment and Change of Control Agreements
      In 2002, we entered into three-year employment contracts with the following executive officers: Kathleen A. Bayless, William G. Hammack, Kamran Honardoost, Ray L. Martin, Peter S. Norris, Michael A. Russak, Thian Hoo Tan and Tsutomo T. Yamashita. In 2005, we reinstated the employment contract with Mr. Hammack, who left the Company in January 2005 and returned on March 14, 2005. These agreements provide for base salary compensation (which is at least equal to compensation levels as of the date immediately prior to our filing for bankruptcy, including annual market adjustments), a term of employment until July 16, 2005, benefits and certain other severance benefits described below. The agreements also include a non-solicitation clause prohibiting for a period of 12 months following termination of employment, the inducement or encouragement of any employee or customer of the company to terminate his or her employment with the company or customer relationship to the company.

Compensation upon Involuntary Termination
      The employment agreements provide that if an executive officer’s employment terminates other than voluntarily or for cause, and the executive officer signs and does not revoke a standard release of claims with the company, the executive officer will receive a severance amount equal to 2.99 times the executive officer’s annual compensation, which includes annualized base salary, expected bonus payments to be made during the year in which termination occurs, and the annualized value of the executive officer’s benefit package. The severance payment is to be paid in a single lump sum within 30 days of termination.

Compensation upon Change of Control
      In addition, the employment agreements provide the same severance payments referred to in the preceding paragraph to be made if any of such executive officers are terminated without cause within six months of a change of control. The severance amount is to be paid in a single lump sum within 30 days of termination. Following a change of control, an executive officer shall be considered terminated without cause if the executive officer is not provided with an offer of comparable employment with the company or successor entity following the change of control with comparable duties, position and responsibilities in effect immediately prior to the change of control.

Definitions of Cause and Change of Control
      Under the employment agreements, cause is defined as an executive officer’s (i) act of dishonesty made in connection with the executive officer’s responsibilities as an employee, (ii) conviction of, or plea of nolo contendere to, a felony, (iii) gross misconduct, or (iv) continued substantial violations of his or her employment duties after an executive officer has received a written demand for performance from the company that specifically sets forth the factual basis for the company’s belief that the executive officer has not substantially performed his or her duties. Change of control is defined as: (i) any “person” (as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the company representing 50% or more of the total voting power represented by the company’s then outstanding voting securities; or (ii) the date of the consummation of a merger or consolidation of the company with any other corporation that has been approved by the stockholders of the company, other than a merger or consolidation which would result in the voting securities of the company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the company or the surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the company approve a plan of complete liquidation of the company; or (iii) the date of the consummation of the sale or disposition by the company of all or substantially all the company’s assets.

Summary of Cash and Certain Other Compensation
      The following table sets forth the compensation earned by our Chief Executive Officer and each of our four most highly compensated executive officers whose base salary and bonus for the 2004 fiscal year was in excess of $100,000, for services rendered in all capacities to us and our subsidiaries for the 2004, 2003, and 2002 fiscal years. In connection with our plan of reorganization, all shares and options outstanding as of June 30, 2002 were cancelled on June 30, 2002, the date we emerged from bankruptcy.

	Annual Compensation			Long-Term Compensation

				Stock	Restricted
				Options	Stock	All Other
			Bonus	Granted	Awards	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)	(# of Shares)	($)(2)	($)(3)

Thian Hoo Tan	2004	506,120	355,625	37,500	—	5,125
Chief Executive Officer	2003	465,577	726,300	150,000	—	5,000
	2002	450,000	109,231	—	675,000	5,000
Michael A. Russak	2004	384,738	180,827	12,500	—	5,125
President and Chief	2003	354,309	283,447	50,000	—	5,000
Technical Officer	2002	350,000	115,385	—	270,000	5,000
Ray L. Martin	2004	337,413	158,584	10,000	—	6,344	(4)
Executive Vice President,	2003	309,231	278,308	40,000	—	6,464	(4)
Customer Sales and Service	2002	300,000	77,404	—	150,000	6,688	(4)
Tsutomo T. Yamashita	2004	281,178	116,295	6,250	—	5,125
Vice President, Process	2003	257,692	256,692	25,000	—	5,000
Development	2002	250,000	63,462	—	105,000	5,000
Kamran Honardoost	2004	274,880	113,690	6,250	—	5,125
Vice President, New Product	2003	252,372	252,372	25,000	—	5,000
Introduction and Design	2002	235,000	65,106	—	105,000	5,000

(1)	Includes amounts earned in 2002 as bonuses under the Discretionary Bonus Plan, amounts earned in 2003 as bonuses under the Target Incentive Plan, and amounts earned in 2004 as bonuses under the Discretionary Bonus Plan and the 2004 Target Incentive Plan.

(2)	Under our 2002 Deferred Compensation Plan, each eligible employee may defer his or her restricted stock awards. The minimum permitted deferral is 100% of such awards. All restricted stock deferred are deemed to give each participant an unsecured right to receive equal amounts of such shares of our common stock in the future. At the time when an eligible employee makes a deferral election, he or she also must elect the time and method for payment of the deferred amounts and those amounts are subject to the same vesting schedule that an employee’s restricted stock award would have been subject to if he or she had elected to receive such award. An eligible employee may elect to receive an unscheduled withdrawal of his or her vested deferred restricted stock amounts at any time (subject to a 10% penalty). The deferred restricted stock amounts will be paid in our common stock upon distribution. The calculation of dollar value was made by multiplying the number of restricted shares deferred by each executive officer by $3.00, the closing market price on October 7, 2002 (which is the date of the grant of the restricted stock award). One-quarter of the restricted shares vested on January 6, 2003, and an additional one-quarter of the restricted shares vested on each of July 7, 2003, January 6, 2004 and July 6, 2004.

(3)	Includes the matching contributions made by us on behalf of each named executive officer to the Section 401(k) Savings Program.

(4)	Includes $1,219 paid by us on behalf of Mr. Martin in connection with his personal use of an automobile in 2004, $1,464 in 2003 and $1,688 in 2002.

Option Grants in Last Fiscal Year
      The following table contains information concerning the stock option grants made to each of the named executive officers below for the 2004 fiscal year. No stock appreciation rights were granted during such year.

	Individual Grants(1)

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of Stock
	Securities	Granted to			Price Appreciation for Option
	Underlying	Employees	Exercise		Term(3)
	Options	in Fiscal	Price	Expiration
Name	Granted	Year(2)	($/Share)	Date	5%($)	10%($)

Thian Hoo Tan	37,500	8.87%	$18.85	3/15/14	$444,549.89	$1,126,576.70
Michael A. Russak	12,500	2.96%	$18.85	3/15/14	$148,183.30	$375,525.57
Ray L. Martin	10,000	2.36%	$18.85	3/15/14	$118,546.64	$300,420.45
Tsutomu T. Yamashita	6,250	1.48%	$18.85	3/15/14	$74,091.65	$187,762.78
Kamran Honardoost	6,250	1.48%	$18.85	3/15/14	$74,091.65	$187,762.78

(1)	The exercise price for each option may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a same-day sale of the purchased shares. Generally, the options have a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with Komag.

(2)	Based on an aggregate of 422,880 stock options granted to all of our employees during the 2004 fiscal year.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of Komag’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table sets forth information concerning option exercises in fiscal year 2004 and option holdings as of January 2, 2005 with respect to each of the named executive officers below. No stock appreciation rights were outstanding at the end of that year.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares Acquired on Exercise		Options at		In-the-Money Options at
			Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	Shares	Value
Name	Acquired (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thian Hoo Tan	20,000	226,562	61,250	106,250	572,460.56	692,539.44
Michael A. Russak	11,350	79,057	15,734	35,416	150,949.88	230,738.08
Ray L. Martin	—	—	21,666	28,334	218,008.36	184,479.64
Tsutomu T. Yamashita	3,600	34,893	9,942	17,708	89,721.60	113,378.40
Kamran Honardoost	—	—	13,542	17,708	134,001.60	113,378.40

(1)	The value of underlying securities is based on the $18.78 per share closing price of Komag’s common stock on December 31, 2004 (the last trading day during the last fiscal year), minus the aggregate exercise price.

OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the Securities and Exchange Commission regarding ownership of, and transactions in, our securities. Such officers, directors and 10% stockholders are also required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.
      Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during fiscal year 2004, except that Kheng Huat Oung filed one late Form 4 reporting a single transaction.
Certain Transactions
      On August 19, 2004, in connection with the appointment of Dr. Richard Kashnow as a member and non-executive Chairman of our Board of Directors, we granted Dr. Kashnow a retainer fee of $100,000 per year (payable monthly at $8,333 per month), in addition to certain other option and stock compensation.
      On March 18, 2005, we entered into a settlement agreement and release with Stephen Feinberg, Cerberus Partners, L.P., Cerberus International, Ltd., Cerberus Series One Holdings, LLC, Cerberus Series Two Holdings, LLC and Cerberus America Series One Holdings, LLC (collectively, the “Cerberus Defendants”), and the plaintiff shareholder therein. The Cerberus Defendants were previously the beneficial owner of more than 10% of our common stock. The settlement agreement relates to the settlement of claims under Section 16(b) of the Securities Exchange Act of 1934, as amended, regarding alleged short-swing profits from certain purchases and sales of our securities in January 2004 and April 2004 by the Cerberus Defendants. Pursuant to the terms of the settlement agreement, the Cerberus Defendants agreed to pay a total settlement amount of $300,000, of which $150,000 was paid to Komag.
Other Business
      Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, or SEC, this report of the audit committee of our board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.
      The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for the general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants for our fiscal year 2004, KPMG LLP, are responsible for expressing an opinion on the conformity of our fiscal year 2004 financial statements with accounting principles generally accepted in the United States of America. Further, KPMG LLP was responsible for the audit of management’s assessment that the Company maintained effective control over financial reporting and that effective control over financial reporting was maintained as of January 2, 2005. In this context, the Audit Committee reports as follows:
      1. The Audit Committee has reviewed and discussed the audited financial statements with our management.
      2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), as modified or supplemented.
      3. The Audit Committee has received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with our independent accountants the independent accountants’ independence.
      4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2005. Such Form 10-K was filed with the Securities and Exchange Commission on March 17, 2005.
      Our Board of Directors has adopted an amended and restated written charter for the Audit Committee, a copy of which is attached to the Proxy Statement as Appendix B. Each of the members of the Audit Committee is independent as defined under the current applicable stock exchange listing standards.
Audit Committee
Paul A. Brahe
Harry G. Van Wickle
Dennis P. Wolf

REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS
Compensation Committee Interlocks and Insider Participation
      Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, or SEC, this board compensation committee report on executive compensation shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.
      The Compensation Committee is accountable for the approval of cash compensation programs that fairly compensate key executives and employees and that relate the pay levels of officers to the performance of our company. The Compensation Committee is also responsible for all option and stock grants to executive officers.
      None of our executive officers served on the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or the Compensation Committee.
Objectives of Our Executive Compensation Plan
      Our executive compensation is based on the premise that the executive officers are responsible for achievement of our goals and objectives and are rewarded when achievement of these goals results in successful financial performance. The Compensation Committee intends to control fixed salary costs, to provide a high degree of leverage in officers’ pay based on our actual performance, to allow flexibility to respond to specific individual issues such as retention, and to balance cost to stockholders against providing appropriate incentives for value creation. To structure the actual annual compensation plans, the Compensation Committee relies on research performed by an independent compensation consulting firm, and advice from our human resources department. For comparison purposes, we have identified a group of high-performing companies, or peer companies both within and outside our industry. We compete with the peer companies for the hiring and retention of key executives and accordingly compare our executive compensation practices to these companies. Each peer company shares with us at least one attribute, such as high technology, location or size. These comparisons also include the relative financial performance of our company and the peer companies. Since executive search and retention is not necessarily industry specific, we make no attempt to correlate the list of peer companies with the companies in the Nasdaq Computer Manufacturers Index, which is our industry index in the “Stock Performance Graph.”
      The total compensation plan developed for each officer includes base salary, incentive bonus, stock options and stock purchase rights (also referred to as restricted stock), in addition to participation in our Deferred Compensation Plan (subject to the same eligibility criteria applicable to all employees). Executive officers are also eligible to defer salary under our 401(k) Plan. Average base salary is targeted at the 50th percentile of base salaries for executives with similar positions among the peer companies. The Compensation Committee considers this level of base salary sufficient, in the context of the total compensation package, to attract and retain executives of the caliber required to manage a company that employs leading edge technology in a fiercely competitive, rapidly changing industry, while controlling this fixed component of compensation in the event of poor business conditions or company performance. On an individual basis, the base salaries of our executive officers range from the 40th percentile to the 75th percentile. Variation from the targeted range is due to individual qualifications, including performance, specific technical knowledge, experience and/or total targeted cash compensation as judged by the Compensation Committee.
      To complement base salary, the Compensation Committee administers the Target Incentive Plan and the Discretionary Bonus Plan for which executive officers and certain other designated employees are eligible for cash bonus awards. The incentive plan is designed to provide substantial cash bonus awards for exceeding financial performance targets and little or no payout when we perform poorly, and the discretionary bonus plan is designed to provide employees with additional cash incentive and retention awards at the discretion of the Compensation Committee based on the performance of the Company during any given year. Under the incentive plan, we currently provide a pool of funds available for cash bonus payments based on our actual operating performance as compared to the annual operating plan approved by our Board of Directors in the first quarter of each fiscal year. The Compensation Committee allocates this pool to eligible employees based on their target at plan expressed as a percentage of their respective base salaries.
      For the 2004 fiscal year, total payments to officers under our 2004 Target Incentive Plan and Discretionary Bonus Plan were equal to approximately 2.3% of our 2004 operating income. The percentage payout was determined based upon the level of operating income achieved as well as performance against individual goals.
      For the 2005 fiscal year, total payments to officers under our 2005 Target Incentive Plan are expected to equal approximately 2.0% of our 2005 operating income should the Company achieve 100% of its target operating level. For officers, the range of bonus payment opportunities upon the Company achieving 100% of its annual financial plan, as well as individual performance goals, is 40% to 65% of the officer’s base salary.
      In addition to cash compensation, our executive compensation plan includes stock options and stock purchase rights that are designed to align the interests of the executive officers with those of stockholders, providing each officer with a significant incentive to manage our company from the long-term perspective of an owner with an equity stake in the business. The Amended and Restated 2002 Qualified Stock Plan encourages long-term retention and provides rewards to executives and other eligible employees commensurate with growth in stockholder value. The Compensation Committee had the sole responsibility for making option and stock grants to our executive officers during 2004. The Compensation Committee also approved the guidelines for option and stock grants made to other key employees during that fiscal year. During the 2004 fiscal year, all stock options were granted at market price on the date of grant. All stock options have a maximum term of ten years.
      The Compensation Committee has established guidelines for the number of options and stock purchase rights to be granted to each level of executive officer, non-executive management and key individual contributor based on analysis of competitive data and internal estimates of the number of options and stock grants necessary to attract and retain these employees. These guidelines were used to determine the range of options and stock grants to be granted to each employee through our annual grant program. The Compensation Committee applied its judgment of individual performance when making specific grants to each executive officer.
Compensation of the Chief Executive Officer
      The base salary of Thian Hoo Tan, our Chief Executive Officer, for 2004 was at approximately the 50th percentile of salaries paid to executives in comparable positions at the peer companies we reviewed, in accordance with the Compensation Committee’s target. As a result of the Company’s performance in 2004, Mr. Tan received $355,625 in bonus compensation under our 2004 Target Incentive Plan and Discretionary Bonus Plan. We granted Mr. Tan options to purchase 37,500 shares of our common stock in 2004.
      In addition, Mr. Tan is party to an employment contract that was entered into in connection with Komag’s emergence from bankruptcy on June 30, 2002 with all of the executive officers at that time. The agreement sets forth Mr. Tan’s base salary, a term of employment until July 16, 2005, benefits and certain severance benefits. See “Executive Compensation and Related Information — Employment and Change of Control Agreements” beginning on page 25 for more information about the terms of his agreement.
Compensation Committee
Chris A. Eyre
Richard A. Kashnow
Kenneth R. Swimm
Michael Lee Workman

STOCK PRICE PERFORMANCE GRAPHS
Stock Performance Graph since September 27, 2002
      The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index. The graph assumes that $100 was invested in our common stock on September 27, 2002 (the first fiscal quarter end date our shares began trading after emerging from bankruptcy on June 30, 2002) and in the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index, including reinvestment of dividends (although dividends have not been declared on our common stock). Historic stock price performance is not necessarily indicative of future stock price performance.
Comparison of the Cumulative Total Return from 9/2002 to 12/2004 of Komag, Incorporated, The Nasdaq Stock Market (US Companies) Index,
and the Nasdaq Computer Manufacturers Index

Stock Performance Graph prior to June 30, 2002
      Komag emerged from bankruptcy on June 30, 2002. As a result, stock prices, financial statements, as well as the related earnings per share calculations for the periods ended prior to June 30, 2002, are not comparable to the stock prices, financial statements and earnings per share calculations for periods ended after June 30, 2002.
      The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index. The graph assumes that $100 was invested in our common stock on December 31, 1998 until June 30, 2002 in the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index, including reinvestment of dividends (although dividends have not been declared on our common stock). Historic stock price performance is not necessarily indicative of future stock price performance.
Comparison of the Cumulative Total Return from 12/98 to 6/02 of Komag, Incorporated, The Nasdaq Stock Market (US Companies) Index,
and the Nasdaq Computer Manufacturers Index

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
      Our stockholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. In accordance with the applicable rules under the Securities Exchange Act of 1934, as amended, any proposal or nomination must be submitted in writing to our Secretary within a reasonable time before we begin to print and mail our 2006 proxy materials. This submission must include certain specified information concerning the proposal. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. Any such stockholder proposals must be submitted in writing to the attention of the Secretary, Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131 no later than December 8, 2005, the date 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regards to the detailed requirements of submitting such a proposal.

Sincerely,

Thian Hoo Tan
Chief Executive Officer

Appendix A
Komag, Incorporated
Amended and Restated 2002 Qualified Stock Plan

KOMAG, INCORPORATED
AMENDED AND RESTATED 2002 QUALIFIED STOCK PLAN
(as of January 2005)
      1. Purposes of the Plan. The purposes of this Amended and Restated 2002 Qualified Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Service Providers, and

•	to promote the success of the Company’s business.
      Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares or Performance Units, as determined by the Administrator at the time of grant.
      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares or Performance Units.

(d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Stock” means the Common Stock subject to an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(j) “Common Stock” means the common stock of the Company, or in the case of Performance Units, the cash equivalent thereof.

(k) “Company” means Komag, Incorporated, a Delaware corporation.

(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Deferred Stock Unit” means a deferred stock unit Award granted to a Service Provider pursuant to Section 13.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be treated as an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(u) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means the holder of an outstanding Award granted under the Plan.

(z) “Performance Goals” means the goal(s) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash flow, (ii) customer satisfaction, (iii) earnings, (iv) gross margin, (v) market price of stock, (vi) market share, (vii) net income, (viii) operating income, (ix) operating margin, (x) return on capital, (xi) return on equity, (xii) return on net assets, (xiii) revenue and (xiv) sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

(aa) “Performance Share” means a performance share Award granted to a Service Provider pursuant to Section 11.

(bb) “Performance Unit” means a performance unit Award granted to a Service Provider pursuant to Section 12.

(cc) “Plan” means this Amended and Restated 2002 Qualified Stock Plan.

(dd) “Restricted Stock” means Shares, acquired upon exercise of a Stock Purchase Right, that are subject to vesting, if any.

(ee) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ff) “Section 16(b) “means Section 16(b) of the Exchange Act.

(gg) “Service Provider” means an Employee, Director or Consultant.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(ii) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 10 is designated as a SAR.

(jj) “Stock Purchase Right” means the right to purchase Shares pursuant to Section 9 of the Plan, as evidenced by a Notice of Grant.

(kk) “‘Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
      3. Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 3,925,000 Shares, plus 317,054 Shares available for issuance under the Company’s 2002 Employee Stock Purchase Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.
      If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, under any Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.
      If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.
      4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights or SARs may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option or SAR to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted;

(vii) to institute an exchange program whereby outstanding Options and/or SARs are surrendered in exchange for Awards with a lower exercise price;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;

(xi) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.
      5. Eligibility. Stock Purchase Rights, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
      6. Limitations.

(a) ISO $100,000 Rule. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c) 162(m) Limitation. The following limitations shall apply to Awards under the Plan:

(i) No Service Provider shall be granted, in any fiscal year of the Company, (A) Option or SARs to purchase more than 1,500,000 Shares, (B) Stock Purchase Rights to purchase more than 500,000 Shares, (C) Performance Shares covering more than 500,000 Shares and (D) Performance Units with an initial value in excess of $5,000,000.

(ii) In connection with his or her initial service, a Service Provider may be granted Options or SARS to purchase up to an additional 1,500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16(a).

(iv) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16(c)), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above.
      7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.
      8. Stock Options.

(a) Term of Options. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(A) In the case of an Incentive Stock Option

(a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(b) granted to any Employee other than an Employee described in paragraph (a) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) The exercise price for the Shares to be issued pursuant to an already granted Option may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended beginning on the 91st day of a Participant’s leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. An Option may not be exercised for a fraction of a Share.
      An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.
      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(f) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(g) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

      9. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator. However, if the Administrator determines it is desirable for the Award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the repurchase option shall lapse based upon the achievement of Performance Goals.

(c) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.
      10. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b) Exercise Price and other Terms. The Administrator, subject to the provision of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the SAR is exercised.

(d) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of SARs. Subject to the term stated in Section 10(b), a SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified by the Administrator, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(h) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(i) Death of Participant. If a Participant dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of

Grant), by the Participant’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested and exercisable on the date of death. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Participant’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(j) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

      11. Performance Shares.

(a) Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares; provided, however, that the performance milestones will be based on Performance Goals if the Administrator desires that the Award qualify as “performance-based compensation” under Section 162(m) of the Code. Performance Shares shall be granted in the form of units/rights to acquire Shares. Each such unit/right shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units/rights to acquire Shares.

(b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.
      12. Performance Units.

(a) Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Unit award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units; provided, however, that the performance milestones will be based on Performance Goals if the Administrator desires that the Award qualify as performance-based compensa-

tion under Section 162(m) of the Code. Performance Units shall be granted in the form of units/rights to acquire Shares. Each such unit/right shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c) Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

      13. Deferred Stock Units. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.
      14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.
      15. Leaves of Absence. Subject to any other provision of the Plan, unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall recommence only upon return to active service.
      16. Adjustments Upon Changes in Capitalization, Dissolution, Merger, or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of Shares as well as the price per share of Common Stock covered by each such outstanding Award, and the 162(m) annual share issuance limits under Section 6(c) shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100% , and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vesting (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control.

(i) Options and SARs. In the event of a merger or Change in Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale or assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

(ii) Officer Adjustment. Officers subject to the short-swing profit restrictions of Applicable Laws may, in the Administrator’s sole discretion, be granted limited Stock Appreciation Rights in tandem with their outstanding Options. Upon the occurrence of a Hostile Take-Over, each outstanding Option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled and the recipient shall in be entitled to a cash distribution from the Company in an amount equal to the excess of (a) the Take-Over Price of the Shares subject to the cancelled Option (whether or not such Shares are exercisable) over (b) the aggregate exercise price payable for such Shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Administrator nor the consent of the Board shall be required in connection with such Option cancellation and cash distribution. The Shares subject to any Option cancelled for an appreciation distribution pursuant to this Section shall not be available for subsequent grant under the Plan.

(iii) Hostile Take-Over. A Hostile Take-Over shall be deemed to occur in the event (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company’s stockholders to accept, and (b) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than Company Officers and Directors subject to the short-swing profit restrictions of Applicable Laws.

The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting such Hostile Take-Over; provided, however, that if the cancelled option is an Incentive Stock Option, the Take-Over Price shall not exceed the Fair Market Value per share on the date of cancellation.

(iv) Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units. In the event of a merger or Change in Control, each outstanding Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
      17. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each recipient within a reasonable time after the date of such grant.
      18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
      19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
      20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or with respect to Performance Units, the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or with respect to Performance Units, the cash equivalent thereof) as to which such requisite authority shall not have been obtained.
      21. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
      22. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Appendix B
Komag, Incorporated
Audit Committee Charter

AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF
KOMAG, INCORPORATED
PURPOSE
      The purpose for the Audit Committee of the Board of Directors (the “Board”) of Komag, Incorporated (the “Company”) shall be to:

(a) assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls, improvements made or to be made in such controls.

(b) prepare the Audit Committee report required in the annual proxy statement as set forth in the rules of the Securities & Exchange Commission (the “SEC”);

(c) make such examinations as are necessary to monitor the corporate financial reporting and external audit requirements of Komag, Incorporated and its subsidiaries;

(d) provide to the Board the results of its monitoring and examining and recommendations derived therefrom;

(e) appoint the independent auditors, determine and approve the auditing fees, and oversee the engagement and work of the independent auditors;

(f) provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require its attention; and

(g) undertake those specific duties and responsibilities described in this charter as well as such other duties as the Board from time to time prescribe.
MEMBERSHIP
      The Audit Committee will consist of at least three members of the Board, each of whom will be appointed by and serve at the discretion of the Board and shall meet the following requirements, as well as any requirements promulgated by the SEC now or in the future:

(a) Each member will be independent, (i) as defined by Nasdaq Rule 4200 and (ii) pursuant to the criteria provided in Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934, and under any other applicable rule or regulation prescribed by the SEC or Nasdaq;

(b) Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq Audit Committee requirements;

(c) At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities, in accordance with the Nasdaq Audit Committee requirements.
RESPONSIBILITIES
      The responsibilities of the Audit Committee shall include:

(a) Reviewing, on a periodic basis, the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

(b) Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

(c) Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving permissible non-audit services in those circumstances where a subsequent approval is necessary and permissible);

(d) The Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

(e) Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; (v) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements; and (vi) reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

(f) Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

(g) Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

(h) Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

(i) Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities;

(j) Establishing procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters in accordance with SEC rules and regulations;

(k) Reviewing, in conjunction with counsel, any legal matters that could have a significant effect on the Company’s financial statements;

(l) Reviewing the performance of the independent auditors and ensuring that the independent auditors are accountable directly to the Audit Committee;

(m) Ensuring receipt from the independent auditors of a formal written statement delineating between the auditor and the Company, consistent with Independence Standards Board Standard 1, as well as actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditor;

(n) Reviewing and approving in advance any proposed related party transactions for potential conflicts of interest;

(o) Reviewing and reassessing the adequacy of this formal written charter on an annual basis;

(p) Reviewing its own performance, structure, processes and membership requirements;

(q) Providing an Audit Committee report for inclusion in the Company’s annual proxy statement in accordance with SEC rules;

(r) Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

(s) Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

(t) If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company; and

(u) Performing other oversight functions as requested by the full Board.
      In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it, and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.
      The Audit Committee may retain, as it determines necessary, independent legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities or duties set forth above.
MEETINGS
      The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule that it will provide to the Board in advance.
      The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report and to otherwise fulfill its responsibilities under the charter.
MINUTES
      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.
COMPENSATION
      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as members of the Board or any committee thereof.

KOMAG, INCORPORATED
      The 2005 Annual Meeting of Stockholders will be held at 10:00 a.m. on Wednesday, May 11, 2005, at Komag, located at:
1710 Automation Parkway
San Jose, California 95131

PROXY

KOMAG, INCORPORATED

May 11, 2005 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
KOMAG, INCORPORATED

          The undersigned stockholder of Komag, Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated April 8, 2005, and Proxy Statement, and hereby appoints Thian Hoo Tan and Kathleen A. Bayless, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of Komag, Incorporated, to be held on Wednesday, May 11, 2005, at 10:00 a.m. Pacific Time, at the offices of Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

          THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE (A) VOTED “FOR” THE ELECTION OF ALL OF THE THREE CLASS III DIRECTORS, (B) VOTED “FOR” THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 2002 QUALIFIED STOCK PLAN TO (I) PROVIDE THAT THE 317,054 UNISSUED SHARES OF OUR COMMON STOCK PREVIOUSLY RESERVED FOR ISSUANCE UNDER OUR 2002 EMPLOYEE STOCK PURCHASE PLAN (THE “2002 ESPP”) BE TRANSFERRED AND BECOME AVAILABLE FOR ISSUANCE UNDER THE PLAN IN CONNECTION WITH THE TERMINATION OF THE 2002 ESPP, RESULTING IN A TOTAL OF 4,242,054 SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN, (II) ELIMINATE THE CURRENT 40% LIMITATION ON THE NUMBER OF AWARDS UNDER THE PLAN THAT MAY BE GRANTED WITH AN EXERCISE OR PURCHASE PRICE THAT IS LESS THAN FAIR MARKET VALUE, (III) ELIMINATE CERTAIN VESTING RESTRICTIONS, AND (IV) MAKE CERTAIN OTHER CHANGES, AND (C) VOTED “FOR” THE RATIFICATION OF OUR INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

1.     PROPOSAL TO ELECT THREE CLASS III DIRECTORS:

NOMINEES:

1)   Thian Hoo Tan

2)   Richard A. Kashnow

3)   Dennis P. Wolf

For All	Withhold All	For all Except	To withhold Authority to vote, mark “For All Except” and write the nominee’s name on the line below.

☐	☐	☐

2.     PROPOSAL TO AMEND AND RESTATE THE AMENDED AND RESTATED 2002 QUALIFIED STOCK PLAN TO (I) PROVIDE THAT THE 317,054 UNISSUED SHARES OF OUR COMMON STOCK PREVIOUSLY RESERVED FOR ISSUANCE UNDER OUR 2002 EMPLOYEE STOCK PURCHASE PLAN (THE “2002 ESPP”) BE TRANSFERRED AND BECOME AVAILABLE FOR ISSUANCE UNDER THE PLAN IN CONNECTION WITH THE TERMINATION OF THE 2002 ESPP, RESULTING IN A TOTAL OF 4,242,054 SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN, (II) ELIMINATE THE CURRENT 40% LIMITATION ON THE NUMBER OF AWARDS UNDER THE PLAN THAT MAY BE GRANTED WITH AN EXERCISE OR PURCHASE PRICE THAT IS LESS THAN FAIR MARKET VALUE, (III) ELIMINATE CERTAIN VESTING RESTRICTIONS, AND (IV) MAKE CERTAIN OTHER CHANGES:

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.     PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 1, 2006:

FOR	AGAINST	ABSTAIN

☐	☐	☐

In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

Signature	Signature	Dated

This Proxy should be marked, dated and signed by the stockholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.